Jialijia Group Corp. Ltd.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

CERT.9999

Certificate Number

9,000,000,000

Shares

PAR VALUE $0.001
COMMON STOCK

THIS CERTIFIES THAT

* SPECIMEN *

CUSIP NO.:999999ZZ9

Is The Owner Of

*** NINE BILLION AND 00/100 ***

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

JIALIJIA GROUP CORP. LTD.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.



JIALIJIA GROUP CORP. LTD.
Corporate
Seal
NEVADA

No. CERT.9999

Jin Na
JIN NA
CEO

Dong Zhang
DONGZHI ZHANG
Chairman

DATED: **01/01/2009**

Countersigned and Registered:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

2849 Executive Drive, Suite 200, Clearwater, Fl. 33762
303 - 662 - 1112

999999

TEST ISSUE REF 1999 5.4375% 12/31/5